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                                                                     EXHIBIT 5.1

September 22, 2004

Re: Registration on Form S-8 of Shares of Common Stock, par value of $1.25 per share, of Weyerhaeuser Company.

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), which is being filed with the Securities and Exchange Commission by Weyerhaeuser Company, a Washington corporation (the "Company") on or about September , 2004 (the "Registration Statement") relating to the registration of interests in the Weyerhaeuser Company Hourly 401(k) Plan - Number Two (the "Plan") and related Weyerhaeuser Company Common Stock, which may be sold pursuant to the Plan. The shares of Common Stock issued pursuant to the Plan may be either issued directly from the Company or purchased on the open market. This opinion is limited to those shares of Common Stock that may be originally issued (the "Shares").

      I have examined and am familiar with the Registration Statement, the Plan and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing and giving regard to legal considerations I deem relevant, I am of the opinion that the Shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Lorrie D. Scott

Lorrie D. Scott
Senior Legal Counsel